

PROSPECTUS SUPPLEMENT                                           FILE NO. 333-44173
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 7, 1997)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1661




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $132,000,000             ORIGINAL ISSUE DATE:            March 5, 1998


CUSIP NUMBER:           59018SB29                 STATED MATURITY DATE:           March 5, 1999


INTEREST CALCULATION:                            DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                   /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                   / / 30/360
(FIXED INTEREST RATE):                           / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                        / / COMMERCIAL PAPER RATE
/ / CMT RATE                                     / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                   / / CD RATE
/ / FEDERAL FUNDS RATE                           / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                             DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                               LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month                MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 -0.050%                  MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  5.6375%                  SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Monthly


INTEREST PAYMENT DATES: The 5th of each month commencing April 1998 through the Maturity; subject to
                        Modified Following Business Day Convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  March 2, 1998

